                          LIMITED POWER OF ATTORNEY
                          -------------------------


KNOW ALL MEN BY THESE PRESENTS:
  That I, Martin J. Craffey, do hereby make, constitute and appoint Gary K. Nuttall and Eunice M. Antosh, or either of them, my true and lawful Attorney-in-Fact, for me and in my name, place and stead, to sign, execute, acknowledge and deliver the report on Form 10-K for Regency Affiliates, Inc. for the year ended December 31, 1995 to be filed with the Securities and Exchange Commission.
  This Power of Attorney is limited to the foregoing acts, however, it shall not be affected by disability of the Donor and all of the authority given to the Attorney-in-Fact herein shall be exercisable by said Attorney-in-Fact as provided in this instrument, notwithstanding any later disability, incapacity or adjudication of incompetency of the Donor. All acts therein by said Attorney-in-Fact, pursuant to this written instrument, during such period of disability, incapacity or adjudication of incompetency of the Donor shall have the same effect and inure to the benefit of the Donor and bind the Donor's heirs, devisees and personal representatives as if the Donor where competent and not disabled or incapacitated.
  IN WITNESS WHEREOF, I have hereunto set my hand, this 13th day of February, 1996.

In the presence of:



                                        /s/ Martin J. Craffey
- ---------------------------             ---------------------------------
                                        Martin J. Craffey


- ---------------------------                    ANTHONY J. PALERMO
                                        NOTORY PUBLIC, STATE OF NEW YORK
                                           NO. 4914444, SUFFOLK COUNTY
                                           TERM EXPIRES DEC. 14, 1997

                                             /S/ Anthony J. Palermo
                                                ----------------------


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
STATE OF NEW YORK )
                  )  SS:
COUNTY OF SUFFOLK )





  Before me, a Notary Public in and for said County and State, personally appeared the above named, Martin J. Craffey, who acknowledged to me that he did sign the foregoing Power of Attorney and that the same is his or her free act and deed.
  IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 13th day of February, 1996.

                                                    ANTHONY J. PALERMO
                                             NOTARY PUBLIC, STATE OF NEW YORK
                                                NO. 4914444, SUFFOLK COUNTY
                                                 TERM EXPIRES DEC. 14, 1997
                                        ---------------------------------------
                                        NOTARY PUBLIC
                                                /s/ Anthony J. Palermo
                                                   -------------------



THIS INSTRUMENT PREPARED BY:

  James F. Koehler, Esq.
  Gallagher, Sharp, Fulton & Norman
  Seventh Floor, Bulkley Building
  1501 Euclid Avenue
  Cleveland, Ohio 44115
  (216) 522-1055


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